UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2013

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Pantry, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 14, 2013. The stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 24, 2013.

Proposal 1:  Election of nine nominees to serve as directors each for a period of one year or until the election and qualification of his successor. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Edwin J. Holman	19,638,410	997,777	1,585,272
Robert F. Bernstock	19,646,621	989,566	1,585,272
Paul L. Brunswick	19,648,468	987,719	1,585,272
Wilfred A. Finnegan	19,646,821	989,366	1,585,272
Dennis G. Hatchell	19,648,168	988,019	1,585,272
Terry L. McElroy	19,646,819	989,368	1,585,272
Mark D. Miles	19,643,914	992,273	1,585,272
Bryan E. Monkhouse	19,644,512	991,675	1,585,272
Thomas M. Murnane	19,608,073	1,028,114	1,585,272

            Abstentions: 0

            All director nominees were duly elected.

Proposal 2:  Advisory (nonbinding) vote to approve named executive officer compensation (“say-on-pay”). The votes were cast as follows:

	Votes For	Votes Against	Abstain
Advisory (nonbinding) vote on executive compensation	20,419,743	166,096	50,348

            Broker Non-Votes: 1,585,272

Proposal 2 was approved on an advisory basis.

Proposal 3:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 26, 2013.  The votes were cast as follows:

	Votes For	Votes Against	Abstain
Ratification of appointment of Independent Public Accountants	21,981,096	198,775	41,588

Broker Non-Votes: 0

Proposal 3 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ B. Clyde Preslar
B. Clyde Preslar Senior Vice President, Chief Financial Officer

Date: March 14, 2013